 Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On November 16, 2014, Ruth’s Hospitality Group, Inc. and certain of its affiliates (collectively, the “Company”) and Landry’s, Inc. and Mitchell’s Entertainment, Inc., an affiliate of Landry’s Inc. (together with Landry’s Inc., “Landry’s”), entered into an asset purchase agreement (the “Agreement”). Pursuant to the Agreement, the Company agreed to sell its Mitchell’s Fish Market and Mitchell’s/Cameron’s Steakhouse restaurants (collectively, the “Mitchell’s Restaurants”) and related assets to Landry’s for $10 million. The sale of the Mitchell’s Restaurants closed on January 21, 2015. The assets sold consist primarily of leasehold interests, leasehold improvements, restaurant equipment and furnishings, inventory, and related intangible assets, including brand names and trademarks associated with the 21 Mitchell’s Restaurants. Under the terms of the Agreement, Landry’s assumed the Mitchell’s Restaurants’ facility lease obligations and the Company will reimburse Landry’s for gift cards that are sold prior to the closing date and used at the Mitchell’s Restaurants during the 18 months following the closing date. In the Agreement, the Company and Landry’s have made customary representations and warranties and have agreed to customary covenants relating to the sale of the Mitchell’s Restaurants. Specifically, (i) before the closing date, the Company was subject to certain business conduct restrictions with respect to its operation of the Mitchell’s Restaurants, and (ii) for 18 months following the closing date, neither the Company nor Landry’s will knowingly solicit or employ, or seek to solicit or employ, certain key employees of the other party, subject to certain limited exceptions. It is anticipated that Landry’s will offer employment to substantially all of the employees of the Mitchell’s Restaurants. The Company and Landry’s have agreed to indemnify each other for losses arising from certain breaches of the Agreement and for certain other liabilities.

The unaudited pro forma condensed consolidated financial information has been prepared to illustrate the effect of the sale of the Mitchell’s Restaurants. The historical financial information has been adjusted to give effect to matters that are (1) directly attributable to the sale of the Mitchell’s Restaurants, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the operating results of the Company. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying Notes to the unaudited pro forma condensed consolidated financial information and the historical unaudited consolidated financial statements of the Company included in our Quarterly Report on Form 10-Q for the period ended September 28, 2014 and the historical audited consolidated financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2013, and filed with the Securities and Exchange Commission (SEC).

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. It has been prepared in accordance with the regulations of the SEC and is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the sale of the Mitchell’s Restaurants at the dates indicated, nor does it purport to project the future financial position or operating results of the Company.

Ruth’s Hospitality Group, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Thirty-nine Weeks Ended September 28, 2014

(Dollars amounts in thousands, except share and per share data)

	Historical Ruth's Hospitality Group, Inc.	Less: Sale of the Mitchell's Restaurants (1)	Pro Forma Ruth's Hospitality Group, Inc.
Revenues:
Restaurant sales	$287,675	$55,333	$232,342
Franchise income	11,360	-	11,360
Other operating income	3,664	211	3,453
Total revenues	302,699	55,544	247,155

Costs and expenses:
Food and beverage costs	91,631	17,970	73,661
Restaurant operating expenses	146,233	32,412	113,821
Marketing and advertising	7,352	1,694	5,658
General and administrative costs	19,445	2,021	17,424
Depreciation and amortization expenses	9,813	1,895	7,918
Pre-opening costs	924	-	924
Loss on impairment	15,295	15,295	-
Total costs and expenses	290,693	71,287	219,406

Operating income (loss)	12,006	(15,743)	27,749

Other income (expense):
Interest expense, net	(881)	-	(881)
Other	47	22	25

Income (loss) from continuing operations before income tax expense	11,172	(15,721)	26,893
Income tax expense (benefit)	2,376	(6,662)	9,038
Income (loss) from continuing operations	$8,796	$(9,059)	$17,855

Basic earnings (loss) per common share:
Continuing operations	$0.25	$(0.26)	$0.51

Diluted earnings (loss) per common share:
Continuing operations	$0.25	$(0.26)	$0.51

Shares used in computing earnings (loss) per common share:
Basic	35,047,458	35,047,458	35,047,458
Diluted	35,567,738	35,567,738	35,567,738
Dividends declared per common share	$0.15		$0.15

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

Ruth’s Hospitality Group, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Income

Year Ended December 29, 2013

(Dollars amounts in thousands, except share and per share data)

	Historical Ruth's Hospitality Group, Inc.	Less: Sale of the Mitchell's Restaurants (1)	Pro Forma Ruth's Hospitality Group, Inc.
Revenues:
Restaurant sales	$388,083	$78,109	$309,974
Franchise income	15,012	-	15,012
Other operating income	3,554	348	3,206
Total revenues	406,649	78,457	328,192

Costs and expenses:
Food and beverage costs	120,612	25,391	95,221
Restaurant operating expenses	194,515	45,360	149,155
Marketing and advertising	11,673	2,216	9,457
General and administrative costs	30,404	2,596	27,808
Depreciation and amortization expenses	13,060	2,795	10,265
Pre-opening costs	692	-	692
Loss on impairment and asset disposals, net	3,262	3,262	-
Gain on settlements, net	(2,156)	(437)	(1,719)
Total costs and expenses	372,062	81,183	290,879

Operating income (loss)	34,587	(2,726)	37,313

Other income (expense):
Interest expense, net	(1,640)	-	(1,640)
Other	(50)	22	(72)

Income (loss) from continuing operations before income tax expense	32,897	(2,704)	35,601
Income tax expense (benefit)	9,102	(1,679)	10,781
Income (loss) from continuing operations	$23,795	$(1,025)	$24,820

Basic earnings (loss) per common share:
Continuing operations	$0.69	$(0.03)	$0.71

Diluted earnings (loss) per common share:
Continuing operations	$0.67	$(0.03)	$0.69

Shares used in computing earnings (loss) per common share:
Basic	34,761,160	34,761,160	34,761,160
Diluted	35,784,430	35,784,430	35,784,430
Dividends declared per common share	$0.12		$0.12

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

Ruth’s Hospitality Group, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Income

Year Ended December 30, 2012

(Dollars amounts in thousands, except share and per share data)

	Historical Ruth's Hospitality Group, Inc.	Less: Sale of the Mitchell's Restaurants (1)	Pro Forma Ruth's Hospitality Group, Inc.
Revenues:
Restaurant sales	$378,445	$80,033	$298,412
Franchise income	13,836	-	13,836
Other operating income	3,774	177	3,597
Total revenues	396,055	80,210	315,845

Costs and expenses:
Food and beverage costs	120,215	25,837	94,378
Restaurant operating expenses	190,742	45,982	144,760
Marketing and advertising	11,178	1,901	9,276
General and administrative costs	28,299	2,687	25,612
Depreciation and amortization expenses	14,556	3,486	11,070
Pre-opening costs	540	0	540
Loss on impairment and asset disposals, net	4,955	1,693	3,262
Gain on settlements, net	(683)	-	(683)
Total costs and expenses	369,802	81,587	288,215

Operating income (loss)	26,253	(1,377)	27,630

Other income (expense):
Interest expense, net	(2,365)	-	(2,365)
Debt issuance costs written-off	(807)	-	(807)
Other	4	24	(20)

Income (loss) from continuing operations before income tax expense	23,085	(1,353)	24,438
Income tax expense (benefit)	6,687	(1,198)	7,885
Income (loss) from continuing operations	$16,398	$(155)	$16,553

Basic earnings (loss) per common share:
Continuing operations	$(0.58)	$-	$(0.58)

Diluted earnings (loss) per common share:
Continuing operations	$(0.58)	$-	$(0.58)

Shares used in computing earnings (loss) per common share:
Basic	34,313,636	34,313,636	34,313,636
Diluted	34,313,636	34,313,636	34,313,636

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

Ruth’s Hospitality Group, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Income

Year Ended December 25, 2011

(Dollars amounts in thousands, except share and per share data)

	Historical Ruth's Hospitality Group, Inc.	Less: Sale of the Mitchell's Restaurants (1)	Pro Forma Ruth's Hospitality Group, Inc.
Revenues:
Restaurant sales	$351,380	$76,491	$274,889
Franchise income	12,464	-	12,464
Other operating income	3,493	222	3,271
Total revenues	367,337	76,713	290,624

Costs and expenses:
Food and beverage costs	108,880	24,718	84,162
Restaurant operating expenses	181,683	43,572	138,111
Marketing and advertising	11,748	2,268	9,480
General and administrative costs	22,803	1,726	21,077
Depreciation and amortization expenses	14,859	3,329	11,530
Pre-opening costs	192	-	192
Loss on impairment and asset disposals, net	3,478	3,042	436
Restructuring benefit	(502)	(502)	-
Total costs and expenses	343,141	78,153	264,988

Operating income (loss)	24,196	(1,440)	25,636

Other income (expense):
Interest expense, net	(2,892)	-	(2,892)
Debt issuance costs written-off	-	-	-
Other	(488)	(27)	(461)

Income (loss) from continuing operations before income tax expense	20,816	(1,467)	22,283
Income tax expense (benefit)	1,663	(1,223)	2,886
Income (loss) from continuing operations	$19,153	$(244)	$19,397

Basic earnings (loss) per common share:
Continuing operations	$0.38	$(0.01)	$0.39

Diluted earnings (loss) per common share:
Continuing operations	$0.38	$(0.01)	$0.39

Shares used in computing earnings (loss) per common share:
Basic	34,093,104	34,093,104	34,093,104
Diluted	43,252,101	43,252,101	43,252,101

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

Ruth’s Hospitality Group, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Balance Sheet

September 28, 2014

(Dollars amounts in thousands, except share and per share data)

	Historical Ruth's Hospitality Group, Inc.	Less Mitchell's Restaurants (2)	Proforma Ruth's Hospitality Group, Inc.
Assets
Current assets:
Cash and cash equivalents	$3,486	$10,000	$13,486
Accounts receivable, less allowance for doubtful accounts	13,617	-	13,617
Inventory	7,506	(859)	6,647
Prepaid expenses and other	1,891	-	1,891
Deferred income taxes	5,628	379	6,007
Total current assets	32,128	9,520	41,648
Property and equipment, net of accumulated depreciation	87,173	(8,884)	78,289
Goodwill	24,293	-	24,293
Franchise rights, net of accumulated amortization	32,288	-	32,288
Trademarks	2,965	(2,847)	118
Other intangibles, net of accumulated amortization	5,631	(2,328)	3,303
Deferred income taxes	26,421	-	26,421
Other assets	1,955	-	1,955
Total assets	$212,854	$(4,539)	$208,315

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$9,202	$-	$9,202
Accrued payroll	11,849	-	11,849
Accrued expenses	9,357	961	10,318
Deferred revenue	24,797	-	24,797
Other current liabilities	5,923	(127)	5,796
Total current liabilities	61,128	834	61,962

Long-term debt	30,000	-	30,000
Deferred rent	22,999	(3,326)	19,673
Other liabilities	4,310	(1,466)	2,844
Total liabilities	118,437	(3,958)	114,479

Commitments and contingencies	-	-	-

Shareholders' equity:
Common stock, par value $.01 per share; 100,000,000 shares authorized, 34,668,049 shares issued and outstanding at September 28, 2014	347	-	347
Additional paid-in capital	159,778	-	159,778
Accumulated deficit	(65,708)	(581)	(66,289)
Treasury stock, at cost; 71,950 shares at September 28, 2014	-	-	-
Total shareholders' equity	94,417	(581)	93,836
Total liabilities and shareholders' equity	$212,854	$(4,539)	$208,315

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

Basis of Presentation

The unaudited pro forma condensed consolidated financial information has been prepared to illustrate the effect of the sale of the Mitchell’s Restaurants. The unaudited pro forma condensed consolidated statements of income for the thirty-nine week period ended September 28, 2014 and fiscal years 2013, 2012 and 2011, and the unaudited pro forma condensed consolidated balance sheet as of September 28, 2014, have been derived from the historical consolidated financial statements of the Company, which are included in its Quarterly Report on Form 10-Q for the period ended September 28, 2014 and its Annual Report on Form 10-K for the year ended December 29, 2013. The unaudited pro forma condensed consolidated statements of income reflect the Company's results as if the sale of the Mitchell’s Restaurants had occurred as of December 27, 2010. The unaudited pro forma condensed consolidated balance sheet as of September 28, 2014 reflects the Company's position as if the sale of the Mitchell’s Restaurants had occurred on that date.

Future income statements of the Company will treat the results of the Mitchell’s Restaurants as a discontinued operation.

Historical Ruth's Hospitality Group, Inc.

This column reflects the Company’s historical unaudited financial position as of September 28, 2014, the historical audited operating results for the fiscal years 2013, 2012 and 2011, and the unaudited historical operating results for the thirty-nine week period ended September 28, 2014, prior to any adjustment for the sale of the Mitchell’s Restaurants and the other adjustments described below.

On January 21, 2015 the Company completed the previously announced sale of the Mitchell’s Restaurants to Landry’s. Pursuant to the terms of the Agreement, the total cash consideration for Mitchell’s Restaurants was $10 million.

The following are included in the unaudited pro forma condensed consolidated statements of income for the thirty-nine week period ended September 28, 2014 and fiscal years 2013, 2012 and 2011, and the unaudited pro forma condensed consolidated balance sheet as of September 28, 2014.

(1) Results of the Mitchell’s Restaurants

This column includes amounts representing the revenues, and expenses attributable to the Mitchell’s Restaurants which were included in the Company's historical financial statements. In accordance with generally accepted accounting principles in the United States, the amounts eliminated on the unaudited pro forma condensed consolidated statements of income do not include certain indirect corporate overhead included in general and administrative as such amounts would have been absorbed by the Company in the absence of the Mitchell’s Restaurants.

Income taxes are comprised of (a) taxes calculated at the composite federal and state statutory tax rate times the pre-tax loss plus (b) the FICA tip credit benefit attributable to the restaurant sales of the Mitchell’s Restaurants. A reconciliation of the U.S. statutory tax rate to the effective tax rate applicable to operations for the Mitchell’s Restaurants for the thirty-nine week period ended September 28, 2014 and fiscal years 2013, 2012 and 2011 follows:

	39 Weeks Ended	Fiscal Year Ended
	September 28,	December 29,	December 30,	December 25,
	2014	2013	2012	2011

Income tax benefit at statutory rates	35.0%	35.0%	35.0%	35.0%
Increase in income taxes resulting from:
State income taxes, net of federal benefit	4.5%	4.1%	5.1%	5.0%
Federal employment tax credits	2.9%	23.0%	48.4%	43.4%

Effective tax rate	42.4%	62.1%	88.5%	83.4%

In fiscal years 2013, 2012 and 2011, the federal employment tax credits had a disproportionate impact on the income tax rate due to the Mitchell’s Restaurants generating relatively small losses from operations before income taxes.

(2) Assets and liabilities of the Mitchell’s Restaurants

This column includes amounts representing the assets and liabilities of the Mitchell’s Restaurants which were included in the Company’s historical financial statements, and the proceeds, net of related transaction costs, and the resulting net loss from the sale of the Mitchell’s Restaurants.

The net loss from the sale of the Mitchell’s Restaurants has been summarized below (in thousands):

Proceeds from the sale of the Mitchell's Restaurants	$10,000
Lease related liabilities extinguished	4,919
Estimated transaction expenses	(961)
Net proceeds	13,958
Mitchell's assets sold	14,918
Loss on sale before taxes	(960)
Income tax benefit	379
Net loss on sale	$(581)

The calculation of the loss on the sale of the Mitchell’s Restaurants includes estimated transaction costs that are directly attributable to the sale, but are not reflected in the accompanying unaudited pro forma condensed consolidated statements of income. Transaction costs include professional fees and other costs directly related to the sale of the Mitchell’s Restaurants.

The above amounts are preliminary and are subject to adjustments in future periods.

(3) Earning Per Share

Basic earnings per common share for fiscal years 2012 and 2011 is computed under the two-class method in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 260. Under the two-class method, a portion of net income is allocated to participating securities, such as the Company’s preferred stock, and therefore is excluded from the calculation of basic earnings per share allocated to common shares. Diluted earnings per common share for fiscal years 2012 and 2011 is computed by dividing the net income applicable to preferred and common shareholders for the period by the weighted average number of common and potential common shares outstanding during the period. Income from continuing operations for fiscal years 2012 and 2011, in both the basic and diluted earnings per common share calculations, is reduced by the Company’s preferred stock dividends ($514 thousand and $2.5 million, respectively), accretion of the Company’s preferred stock to its redemption value ($73 thousand and $353 thousand, respectively) and the excess of redemption value over carrying value of preferred shares redeemed ($35.8 million and $0, respectively).